Exhibit 21
Emmis Communications Corporation
Listing of Subsidiaries

NAME UNDER WHICH
LEGAL NAME	ORGANIZATION	ENTITY DOES BUSINESS
Emmis Communications Corporation	IN	Emmis Communications Corporation
Emmis Operating Company	IN	Emmis Operating Company

Emmis Radio, LLC	IN	WKQX-FM, WLUP-FM, KPWR-FM, KMVN-FM, WQCD-FM, WQHT-FM, WRKS-FM, KIHT-FM, KSHE-FM, KPNT-FM, KFTK-FM

Emmis Television Broadcasting, L.P.	IN	KGMB-TV, WVUE-TV

Emmis Publishing, L.P.	IN	Atlanta Magazine, Texas Monthly, Country Sampler, Cincinnati Magazine, Indianapolis Monthly, Los Angeles Magazine

Emmis Indiana Broadcasting, L.P.	IN	WLHK-FM, WIBC-AM, WNOU-FM, WWVR-FM, WTHI-FM, WYXB-FM, Network Indiana
Emmis International Broadcasting Corporation	CA	Emmis International Broadcasting Corporation
Emmis International Holding B.V.	Netherlands	Emmis International Holding B.V.
Emmis Netherlands B.V.	Netherlands	Emmis Netherlands B.V.
Slager Radio Co. PLtd. (59.5%)	Hungary	Slager Radio Co. PLtd.
Slager Radio Sales Ltd.	Hungary	Slager Radio Sales Ltd.
D’Expres, a.s	Slovakia	D’Expres, a.s
Expres Media s.r.o.	Slovakia	Expres Media s.r.o.
Expres Net a.s.	Slovakia	Expres Net a.s.
Emmis Belgium Broadcasting NV	Belgium	Emmis Belgium Broadcasting NV
Emmis Bulgarian Broadcasting EOOD	Bulgaria	Emmis Bulgarian Broadcasting EOOD
Radio FM & JSC	Bulgaria	Radio FM & JSC
TRELI OUD	Bulgaria	TRELI OUD
94.6 FM & Radio Varna OOD	Bulgaria	94.6 FM & Radio Varna OOD
99.6 FM & Radio Blagoevgard OOD	Bulgaria	99.6 FM & Radio Blagoevgard OOD
94.1 FM & Radio Bourgas EOOD	Bulgaria	94.1 FM & Radio Bourgas EOOD
ORFEI Media FM OOD	Bulgaria	ORFEI Media FM OOD
Radio SVIAT EOODO	Bulgaria	Radio SVIAT EOODO
Emmis Atlantic Radio Manchester, Ltd.	United Kingdom	Liverpool Local Radio Ltd.
Liverpool Local Radio Ltd.	United Kingdom	Emmis Meadowlands Corporation
Emmis Meadowlands Corporation	IN	Emmis Meadowlands Corporation
Emmis Publishing Corporation	IN	Emmis Publishing Corporation
Emmis Television License, LLC	IN	Emmis Television License, LLC
Emmis Radio License, LLC	IN	Emmis Radio License, LLC
Emmis License Corporation of New York	CA	Emmis License Corporation of New York
Emmis Radio License Corporation of New York	CA	Emmis Radio License Corporation of New York
Emmis Ventures, Inc.	IN	Emmis Ventures, Inc.
Mediatex Communications Corporation	IN	Mediatex Communications Corporation
Los Angeles Magazine Holding Company, Inc.	IN	Los Angeles Magazine Holding Company, Inc.
Radio Austin Management, L.L.C.	TX	Radio Austin Management, L.L.C.

Emmis Austin Radio Broadcasting Company, L.P.	TX	KLBJ-AM, KLBJ-FM, KDHT-FM, KGSR-FM, KROX-FM, KBPA-FM
CIUDAD, LLC	IN	CIUDAD, LLC
Footnotes

*	Emmis Communications Corporation directly or indirectly owns 100% of all entities except as otherwise noted.

[1]	Emmis Radio, LLC operates all our radio stations except for the stations held by Emmis Indiana Broadcasting, L.P. and Emmis Austin Radio Broadcasting Company, L.P.

[2]	Emmis Television Broadcasting, L.P. operates all our television stations

[3]	Emmis Publishing, L.P. publishes Indianapolis Monthly, Atlanta Magazine, Cincinnati Magazine, Country Sampler, Texas Monthly and Los Angeles Magazine.

[4]	Emmis Indiana Broadcasting, L.P. operates all our Indiana radio stations (WIBC-AM, WLHK-FM, WNOU-FM, WYXB-FM, WTHI-FM and WWVR-FM), and Network Indiana.

[5]	Emmis Television License, LLC holds all our television FCC licenses

[6]	Emmis Radio License, LLC holds all our radio FCC licenses except for the WRKS-FM licenses which are held by Emmis Radio License Corporation of New York and the WQHT-FM licenses which are held by Emmis License Corporation of New York.